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                                                                    EXHIBIT 10.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT

         AMENDMENT, dated as of October 5, 2001, by and between Key3Media Group, Inc. ("K3M"), and Fredric D. Rosen ("Executive").

         WHEREAS, Executive and Ziff-Davis Inc. ("ZD") entered into that certain employment agreement dated as of March 1, 2000, as amended (the "Agreement");

         WHEREAS, the obligations of ZD under the Agreement were assigned to and assumed by K3M; and

         WHEREAS, the parties hereto desire to amend the Agreement in the manner described herein.

         NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereby agree as follows:

         1. Capitalized terms herein shall have the meanings ascribed to said terms in the Agreement, unless specifically stated to the contrary herein:

         2. Paragraph 4(b)(i) of the Agreement is hereby deleted in its entirety and replaced by the following provision:

                           "(i) With respect to the term of employment commencing after December 31, 2000, the Executive will receive an annual performance bonus based upon the growth in the EBITDA of the Events Business. For these purposes, "EBITDA" for any year means the consolidated reported earnings of K3M for that year, as adjusted to (v) add back interest, taxes, depreciation and amortization, all as determined by the independent auditors of K3M applying generally accepted accounting principles, (w) exclude unusual non-recurring items, such as gains or losses on the sale of a major business unit, (x) exclude charges related to this performance bonus and any substantially similar performance bonus granted to the president, chief operating officer, chief financial officer, chief technology officer or general counsel of K3M, or any other earnings-related bonuses exceeding $150,000 on an annualized basis,
                           (y) exclude any charges to earnings attributable to payments to affiliates which are in excess of fair market value of goods sold or services rendered, and
                           (z) exclude the effect of non-cash stock based compensation (calculated in a manner consistent with the manner of calculation used by K3M in its financial reporting). EBITDA for 2000 shall be adjusted by the Compensation Committee of the Board to reflect a normalized situation, taking into account special costs and expenses which may be incurred in that year."

         3. Except as otherwise set forth in this Amendment, the Agreement is hereby ratified and confirmed and is in full force and effect.

         The parties hereto hereby enter into this Amendment to Employment Agreement as of the date first stated hereinabove.

         Key3Media Group, Inc.

         By: ________________________
         Title: _______________________


         ______________________________
               Fredric D. Rosen